Exhibit 10.1

AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 3 to Securities Purchase Agreement (this “Amendment”) is made and entered into as of February 29, 2024 (the “Effective Date”), by and among Australian Oilseeds Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), EDOC Acquisition Corp., an exempted company incorporated in the Cayman Islands (“EDOC”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), and Arena Investors, LP, a Delaware limited partnership, in its capacity as the purchaser (the “Purchaser”), and amends that certain Securities Purchase Agreement, dated as of August 23, 2023, as amended by Amendment No. 1 to Securities Purchase Agreement, dated as of October 31, 2023, as amended by Amendment No. 2 to Securities Purchase Agreement, dated as of December 4, 2023, by and among the Company, AOI, EDOC and the Purchaser (collectively, the “Agreement”). Each of the Company, AOI, EDOC and the Purchaser shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Amendment but not defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, Section 6.5 of the Agreement provides that the Agreement may be amended with the written consent of each Party.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and intending to be legally bound by the terms and conditions of this Amendment, the Parties hereby agree as follows:

1. Amendments to the Agreement. The Agreement is hereby amended as follows:

1.1 Exhibit A to the Agreement is hereby deleted.

1.2 A new Exhibit A-1 titled “Form of First Closing Debenture” in the form attached as Exhibit A-1 hereto is added to the Agreement.

1.3 A new Exhibit A-2 titled “Form of Second Closing and Third Closing Debentures” in the form attached as Exhibit A-2 hereto is added to the Agreement.

1.4 A new Exhibit C titled “Form of Penny Warrant” in the form attached as Exhibit C hereto is added to the Agreement.

1.5 The following defined terms are inserted in the appropriate alphabetical order in Section 1.1 of the Agreement:

“Australian CBA-Energreen Deed” means that certain PPSR Deed of Release by and among Commonwealth Bank of Australia (“CBA”) and Energreen Nutrition Australia Pty Ltd, an Australian proprietary company (“Energreen”), pursuant to which among other things, CBA shall irrevocably (i) release its security interest in Energreen’s equity interests in CQ Oilseeds Pty Ltd., an Australian proprietary company and direct subsidiary of Energreen (“CQ Oilseeds”), and (ii) consent to the transfer by Energreen of all of Energreen’s equity interests in CQ Oilseeds to AOI, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian CQ Oilseeds General Security Deed” means that certain General Security Deed by and among CQ Oilseeds as grantor, and the Purchaser, as secured party, pursuant to which CQ Oilseeds shall grant a first ranking security interest in all of their assets to the Purchaser as collateral for the Company’s obligations under the Debentures and the other Transaction Documents, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian CQ Oilseeds-Energreen Deed” means that certain Transfer and Security Deed by and among CQ Oilseeds, Energreen, the Company, AOI and the Purchaser, pursuant to which among other things, (i) CQ Oilseeds shall (1) agree that, without the prior written consent of the Purchaser, CQ Oilseeds shall not issue any indebtedness, or grant, permit or suffer to exist any lien, security interest or other encumbrance upon its assets, and (2) provide irrevocable authority to the Purchaser to date the Australian CQ Oilseeds General Security Deed and the Australian Leasehold Mortgage upon the completion of the transfer of Energreen’s equity interests in CQ Oilseeds to AOI and (ii) Energreen shall agree that, on or prior to the Substantial Completion Date, Energreen shall (1) transfer all of its right, title and interest in and to all of Energreen’s equity interests in CQ Oilseeds to AOI, and (2) transfer all of its right, title and interest in and to that certain Australian Crushing Plant Lease to CQ Oilseeds, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian Crushing Plant Lease” means the Lease originally by and between Energreen as lessee and CQ Inland Port Pty Ltd as lessor with respect to that certain Lease D within Lot 3 on SP 314246, to be transferred from Energreen as lessee to CQ Oilseeds on or prior to the Substantial Completion Date.

“Australian Individual Guarantee” means that certain Deed of Guarantee and Indemnity by and Gary Seaton, an individual (the “Individual Guarantor”) and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian Leasehold Mortgage” means that certain Mortgage Terms Deed and National Mortgage Form in respect of the Australian Crushing Plant Lease, by and among CQ Oilseeds and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“CBA Consent Letter” shall have the meaning ascribed to such term in Section 2.3(a)(viii).

“CQ Inland Port Consent Letter” shall have the meaning ascribed to such term in Section 2.3(a)(ix).

“CQ Oilseeds Facility” means the oilseed crushing plant located at Part of Lot 3, Port Drive, Comet QLD 4702, more particularly described as Lot 3 on SP 314246.

“First Closing Debenture” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“First Closing Reserve Amount” means $1,000,000.

“First Closing Reserve Advance” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“First Registration Rights Agreement” means a Registration Rights Agreement among the Company and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser.

“Penny Warrant” shall have the meaning ascribed to such term in Section 5.24.

“Penny Warrant Shares” shall have the meaning ascribed to such term in Section 5.24.

“Second Closing Debenture” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Second Registration Rights Agreement” shall have the meaning set forth in Section 2.3(a)(vii).

“Sponsor” means American Physicians LLC, a Delaware limited liability company .

“Sponsor Escrow Agent” means an escrow agent reasonably acceptable to the Purchaser.

“Sponsor Escrow Agreement” shall have the meaning ascribed to such term in Section 2.1(d).

“Sponsor Escrow Amount” shall have the meaning ascribed to such term in Section 2.1(d).

“Substantial Completion” means that the development and construction of the CQ Oilseeds shall have been sufficiently achieved such that the CQ Oilseeds Facility may be occupied and utilized for its intended use in accordance with applicable local laws and regulations; provided, notwithstanding anything to the contrary set forth herein, Substantial Completion shall be deemed to occur on the date that the first 100 pounds of oilseeds are processed by the CQ Oilseeds Facility.

“Substantial Completion Date” means the date on which Substantial Completion is achieved.

“Third Closing Debenture” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Third Registration Rights Agreement” shall have the meaning ascribed to such term in Section 2.4(a)(vii).

1.6 The following defined terms appearing in Section 1.1 of the Agreement are hereby amended and restated as follows:

“Debentures” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“First Closing Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“First Registration Statement Effectiveness Date” means, with respect to the Registration Statement to be filed by the Company pursuant to the First Registration Rights Agreement, no later than the 60th calendar day following the First Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the First Closing Date); provided, however, that in the event the Company is notified by the Commission that the first Registration Statement will not be reviewed or is no longer subject to further review and comments, the First Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such First Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the First Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Registration Rights Agreement” means the First Registration Rights Agreement, the Second Registration Rights Agreement and the Third Registration Rights Agreement, or any of them, as the context shall require.

“Registration Statement” means a registration statement meeting the requirements set forth in the applicable Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in such Registration Rights Agreement.

“Second Registration Statement Effectiveness Date” means, with respect to the Registration Statement to be filed by the Company pursuant to the Second Registration Rights Agreement, no later than the 60th calendar day following the Second Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Second Closing Date); provided, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Second Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Second Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Second Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Securities” means the Debentures, the Warrants, the Penny Warrant, the Warrant Shares, the Penny Warrant Shares and the Underlying Shares.

“Security Documents” shall mean the Australian General Security Deed, the Australian CQ Oilseeds General Security Deed, the Australian Mortgage, the Australian Leasehold Mortgage, the EDOC Guarantee, the Australian Guarantee, the Individual Guarantee, and any other documents, agreements and/or filings required under the terms of any of the foregoing, each in form and substance satisfactory to the Purchaser.

“Third Registration Statement Effectiveness Date” means, with respect to the Registration Statement to be filed by the Company pursuant to the Third Registration Rights Agreement, no later than the 60th calendar day following the Third Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Third Closing Date); provided, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Third Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Third Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Third Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Penny Warrant, the Registration Rights Agreements, the Australian General Security Deed, the Australian CQ Oilseeds General Security Deed, the EDOC Guarantee, the Australian Guarantee, the Australian Individual Guarantee, the Australian Mortgage, the Australian Leasehold Mortgage, the Australian CBA-Energreen Deed, the Australian CQ Oilseeds-Energreen Deed, each Subordination Deed, the CBA Consent Letter, the CQ Inland Port Consent Letter, the other Security Documents, the Payment Directions Deed, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Warrant Shares, the Penny Warrant Shares and the Ordinary Shares issued and issuable pursuant to the terms of the Debentures, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.

1.7 Section 2.1(a) of the Agreement is amended and restated in its entirety as follows:

“(a) Debentures.

(i) Upon the terms and subject to the conditions set forth herein, on the First Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the First Closing Principal Amount (the “First Closing Debenture”). The First Closing Debenture shall be substantially in the form of Exhibit A-1 attached hereto with the blanks appropriately filled and shall mature on the date that is eighteen (18) months from the First Closing Date. At the first Closing, in consideration for the issuance by the Company to the Purchaser of the First Closing Debenture, the Purchaser shall pay to the Company an amount equal to the sum of (A) $2,000,000 minus (B) the First Closing Reserve Amount (such amount, the “First Closing Subscription Amount”) (i.e., $1,000,000), minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2. The Purchaser shall hold the First Closing Reserve Amount (i.e., $1,000,000) in reserve at the first Closing and, from time to time during the period beginning from the first Closing until the earlier to occur of (A) the maturity date of the First Closing Debenture and (B) the payment by the Purchaser to the Company of First Closing Reserve Advances in the aggregate amount of the First Closing Reserve Amount, upon the conversion by the Purchaser of portions of the outstanding principal amount of the First Closing Debenture in the amounts set forth in the schedule below, the Purchaser shall, within five (5) Business Days following the date the Underlying Shares resulting from the applicable conversion are delivered to the Purchaser in accordance with the terms of the First Closing Debenture, release and pay to the Company a portion of the First Closing Reserve Amount in the amount of $200,000 (each, a “First Closing Reserve Advance”, and collectively, the “First Closing Reserve Advances”):

(A)	an initial First Closing Reserve Advance shall be released upon the conversion of $622,222 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $1,600,000);

(B)	a further First Closing Reserve Advance shall be released upon the conversion of $400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $1,200,000);

(C)	a further First Closing Reserve Advance shall be released upon the conversion of $400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $800,000);

(D)	a further First Closing Reserve Advance shall be released upon the conversion of $400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $400,000); and

(E)	a further First Closing Reserve Advance shall be released upon the conversion of $400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $0).

Notwithstanding anything to the contrary set forth herein, the obligation of the Purchaser to make First Closing Reserve Advances to the Company pursuant to this Section 2.1(a) shall expire at the maturity date of the First Closing Debenture regardless of whether the Purchaser has made First Closing Reserve Advances in the aggregate amount of the First Closing Reserve Amount to the Company as of such date; provided further, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, the original principal amount of the First Closing Debenture shall be the First Closing Principal Amount (i.e., $2,222,222), however, if the aggregate amount of First Closing Reserve Advances made by the Purchaser to the Company on or prior to the maturity date of the First Closing Debenture is less than the First Closing Reserve Amount, then, effective as of the maturity date of the First Closing Debenture, the original principal amount of the First Closing Debenture shall be reduced by an amount equal to the sum of (A) $1,000,0000 minus (B) the aggregate amount of First Closing Reserve Advances made by the Purchaser to the Company on or prior to the maturity date of the First Closing Debenture.

(ii) Upon the terms and subject to the conditions set forth herein, (1) on the Second Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Second Closing Principal Amount (the “Second Closing Debenture”), and (2) on the Third Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Third Closing Principal Amount (the “Third Closing Debenture”, and together with the First Closing Debenture and the Second Closing Debenture, each as the same may be amended, amended and restated or otherwise modified from time to time, a “Debenture”, and collectively, the “Debentures”). The Second Closing Debenture and the Third Closing Debenture shall be substantially in the form of Exhibit A-2 attached hereto with the blanks appropriately filled and shall mature on the date that is eighteen (18) months from the First Closing Date.”

1.8 A new Section 2.1(d) titled “Sponsor Escrow Amount” is added immediately following Section 2.1(c) of the Agreement, to read in its entirety as follows:

“(d) Sponsor Escrow Amount. As an additional condition precedent to the Purchaser’s obligation to consummate the first Closing, on or prior to the First Closing Date, the Company shall cause the Sponsor to fund $1,000,000 in immediately available funds (the “Sponsor Escrow Amount”) into an escrow account designated by the Purchaser subject to an escrow agreement in form and substance satisfactory to the Purchaser by and among the Purchaser, the Sponsor and the Sponsor Escrow Agent (the “Sponsor Escrow Agreement”), which Sponsor Escrow Agreement shall provide, among other things, that (i) the Sponsor Escrow Agent may not disburse any portion of the Sponsor Escrow Amount from the escrow account unless directed to do so by written notice from the Purchaser to the Sponsor Escrow Agent, (ii) upon the occurrence of an Event of Default (as defined in the First Closing Debenture), the Purchaser may send notice to the Sponsor Escrow Agent to disburse 100% of the funds then held in the escrow account to the Purchaser, and upon receipt of such notice the Sponsor Escrow Agent shall disburse 100% of the funds then held in the escrow account to the Purchaser for the account of the Purchaser, to be applied towards the obligations of the Company then owing to the Purchaser under the Transaction Documents; and (iii) from time to time during the period beginning from the first Closing until the earlier to occur of an (A) Event of Default (as defined in the First Closing Debenture), (B) the satisfaction of all of the Company’s obligations under the First Closing Debenture on or before the maturity date of the First Closing Debenture, and (C) the date 100% of the Sponsor Escrow Amount has been disbursed from the escrow account, upon the conversion by the Purchaser of portions of the outstanding principal amount of the First Closing Debenture in the amounts set forth in the schedule below, the Purchaser shall, within five (5) Business Days following the date the Underlying Shares resulting from the applicable conversion are delivered to the Purchaser in accordance with the terms of the First Closing Debenture, send written notice to the Sponsor Escrow Agent to disburse to the Sponsor a portion of the Sponsor Escrow Amount in the amount of $200,000 (each a “Sponsor Disbursement” and collectively, the “Sponsor Disbursements”):

(A)	an initial Sponsor Disbursement shall be released upon the conversion of $1,422,222 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $800,000);

(B)	a further Sponsor Disbursement shall be released upon the conversion of $200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $600,000);

(C)	a further Sponsor Disbursement shall be released upon the conversion of $200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $400,000);

(D)	a further Sponsor Disbursement shall be released upon the conversion of $200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $200,000); and

(E)	a further Sponsor Disbursement shall be released upon the conversion of $200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is $0).”

1.9 Section 2.2(a) of the Agreement is amended and restated in its entirety as follows:

“(a) Company First Closing Deliveries. On or prior to the First Closing Date, the Company shall deliver or cause to be delivered to the Purchaser or the Sponsor Escrow Agent, as applicable, the following, in form and substance satisfactory to the Purchaser:

(i)	this Agreement duly executed by the Company, AOI and EDOC;

(ii)	the First Closing Debenture in the original principal amount of the First Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(iii)	a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iv)	the duly executed EDOC Guarantee;

(v)	the duly executed Australian Guarantee;

(vi)	the duly executed Australian Individual Guarantee;

(vii)	the duly executed Australian Mortgage, in registrable form;

(viii)	the duly executed Australian General Security Deed;

(ix)	duly executed copies of each Subordination Deed;

(x)	the duly executed Payment Directions Deed;

(xi)	the duly executed Intercompany Loan Agreement;

(xii)	the First Registration Rights Agreement duly executed by the Company;

(xiii)	a perfection certificate, duly executed by the Company, each Subsidiary, AOI and each AOI Subsidiary (the “Perfection Certificate”);

(xiv)	a duly executed Escrow Agreement executed by the Company and the Escrow Agent;

(xv)	a duly executed Sponsor Escrow Agreement executed by the Sponsor;

(xvi)	the Sponsor Escrow Amount, funded by the Sponsor by wire transfer to the Sponsor Escrow Agent in accordance with wire instructions to be provided by the Purchaser or the Sponsor Escrow Agent to the Sponsor;

(xvii)	certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the First Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(xviii)	a certificate, dated as of such First Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying (i) the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary and (ii) with respect to AOI and each AOI Subsidiary, the resolutions of the shareholders of AOI and each AOI Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be executed to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby; provided, with respect to the shareholder resolutions to be certified in respect of AOI and each AOI Subsidiary, (A) such shareholder resolutions shall be extracts of such resolutions; (B) with respect to Good Earth Oils and Cootamundra, such shareholder resolutions shall authorize the amendment of the constitutions of Good Earth Oils and Cootamundra so as to give efficacy to the Australian General Security Deed and the Australian Mortgage; and (C) with respect to Cowcumbla, such shareholder resolutions shall approve the execution, delivery and performance by Cowcumbla and each of its subsidiaries under the Australian General Security Deed, the Australian Mortgage and the Australian Guarantee, as applicable;

(xix)	a final payoff letter with respect to all of the promissory notes issued by EDOC other than unsecured promissory notes in the aggregate amount of $1,500,000;

(xx)	subordination agreements in favor of the Purchaser with respect to all unsecured indebtedness of EDOC, AOI and each of the AOI Subsidiaries that will be outstanding at the time of the First Closing Date, to be executed and delivered in form and substance satisfactory to the Purchaser;

(xxi)	an opinion of Stuarts Walker Hersant Humphries, Cayman Islands counsel to the Company, regarding the due authorization, good standing and corporate authority of the Company to enter into, and the enforceability of, this Agreement, the Debentures, the Warrants, and any other Transaction Documents to be executed by the Company hereunder on or prior to the First Closing Date;

(xxii)	an opinion of Maples Group, Cayman Islands counsel to EDOC, regarding the due authorization, good standing and corporate authority of EDOC to enter into, and the enforceability of, this Agreement, the EDOC Guarantee and any other Transaction Document to be executed by EDOC hereunder on or prior to the First Closing Date;

(xxiii)	an opinion of Allens, Australian counsel to the Purchaser, regarding (1) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into this Agreement; and (2) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into, and the enforceability of, each Transaction Document governed by Australian law entered into by AOI or any such AOI Subsidiary as of the First Closing Date;

(xxiv)	copies of the Company’s and each of its Subsidiaries’ Organizational Documents as in effect on the First Closing Date;

(xxv)	all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the Company’s inception;

(xxvi)	all information requested by the Purchaser as part of its know-your-customer requirements;

(xxvii)	all documents of title required to be delivered pursuant to the Australian General Security Deed including, (A) with respect to Cootamundra, the original share certificate and a blank share transfer form signed by Cowcumbla for all shares in Cootamundra; and (B) with respect to Good Earth Oils, the original share certificate and a blank share transfer form signed by Cowcumbla for all shares in Good Earth Oils; and

(xxviii)	such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.”

1.10 Section 2.2(b) of the Agreement is amended and restated in its entirety as follows:

“(b) Purchaser First Closing Deliveries. On or prior to the First Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)	the EDOC Guarantee duly executed by the Purchaser;

(iii)	the Australian Guarantee duly executed by the Purchaser;

(iv)	the Australian Individual Guarantee duly executed by the Purchaser;

(v)	the Australian Mortgage duly executed by the Purchaser;

(vi)	the Australian General Security Deed duly executed by the Purchaser;

(vii)	each Subordination Deed duly executed by the Purchaser;

(viii)	the First Registration Rights Agreement duly executed by the Purchaser;

(ix)	the Escrow Agreement duly executed by the Purchaser;

(x)	the Payment Directions Deed duly executed by the Purchaser; and

(xi)	the Purchaser’s First Closing Subscription Amount, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto.”

1.11 Section 2.3(a) of the Agreement is amended and restated in its entirety as follows:

“(a) Company Second Closing Deliveries. On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser:

(i)	the Second Closing Debenture in the original principal amount of the Second Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(ii)	a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iii)	certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the Second Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(iv)	a certificate, dated as of such Second Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(v)	an opinion of Cayman Islands counsel to the Company;

(vi)	all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date;

(vii)	a Registration Rights Agreement among the Company and the Purchaser with respect to the Underlying Shares issuable under the Second Closing Debenture and the related Warrant, on terms substantially similar as those provided in the First Registration Rights Agreement (the “Second Registration Rights Agreement”), duly executed by the Company;

(viii)	a duly executed consent letter, by and between AOI, Cowcumbla, Cootamundra, the Purchaser and Commonwealth Bank of Australia, pursuant to which Commonwealth Bank of Australia shall consent to the incurrence of indebtedness by AOI, Cowcumbla and Cootamundra and their subsidiaries under the Transaction Documents, the granting of security by Cowcumbla and Cootamundra under the Transaction Documents and related matters (the “CBA Consent Letter”);

(ix)	a duly executed consent letter, by and between Energreen, CQ Oilseeds, CQ Inland Port Pty Ltd as lessor under the Australian Crushing Plant Lease, and the Purchaser pursuant to which CQ Inland Port Pty Ltd consents to the transfer of the Australian Crushing Plant Lease from Energreen as lessee to CQ Oilseeds on or prior to the Substantial Completion Date (the “CQ Inland Port Consent Letter”);

(x)	the duly executed Australian CBA-Energreen Deed;

(xi)	the duly executed Australian CQ Oilseeds General Security Deed, undated but otherwise in registrable form;

(xii)	the duly executed Australian CQ Oilseeds-Energreen Deed;

(xiii)	the duly executed Australian Leasehold Mortgage, undated but otherwise in registrable form;

(xiv)	all of the items to be delivered to Purchaser pursuant to Section 2.2(a) to the extent not delivered at the first Closing;

(xv)	an opinion of Australian counsel to the Purchaser, regarding (1) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into this Agreement; and (2) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into, and the enforceability of, each Transaction Document governed by Australian law entered into by AOI or any such AOI Subsidiary as of the Second Closing Date; and

(xvi)	such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.”

1.12 Section 2.3(b) of the Agreement is amended and restated in its entirety as follows:

(a) Purchaser Second Closing Deliveries. On or prior to the Second Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

(i)	the Purchaser’s Second Closing Subscription Amount, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto;

(ii)	the Second Registration Rights Agreement duly executed by the Purchaser;

(iii)	the CBA Consent Letter duly executed by the Purchaser;

(iv)	the CQ Inland Port Consent Letter duly executed by the Purchaser;

(v)	the Australian CBA-Energreen Deed duly executed by the Purchaser;

(vi)	the Australian CQ Oilseeds General Security Deed duly executed by the Purchaser;

(vii)	the Australian CQ Oilseeds-Energreen Deed; and

(viii)	the Australian Leasehold Mortgage duly executed by the Purchaser.”

1.13 Section 2.4(a) of the Agreement is amended and restated in its entirety as follows:

“(a) Company Third Closing Deliveries. On or prior to the Third Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser:

(i)	the Third Closing Debenture in the original principal amount of the Third Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(ii)	a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iii)	certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the Third Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(iv)	a certificate, dated as of such Third Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(v)	an opinion of Cayman Islands counsel to the Company;

(vi)	all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date;

(vii)	a Registration Rights Agreement among the Company and the Purchaser with respect to the Underlying Shares issuable under the Third Closing Debenture and the related Warrant, on terms substantially similar as those provided in the First Registration Rights Agreement (the “Third Registration Rights Agreement”), duly executed by the Company;

(viii)	all of the items to be delivered to the Purchaser pursuant to Sections 2.2(a) and 2.3(a) to the extent not delivered at the first or second Closing, as applicable; and

(ix)	such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.”

1.14 Section 4.1(f) of the Agreement is amended and restated in its entirety as follows:

“(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. On the date of this Agreement, the Company has reserved from its duly authorized capital shares a number of Ordinary Shares for issuance of the Underlying Shares equal to or greater than the Required Minimum less the Penny Warrant Shares. On the First Closing Date, the Company shall have reserved from its duly authorized capital a number of Ordinary Shares for issuance of the Underlying Shares equal to or greater than the Required Minimum.”

1.15 Section 5.22 of the Agreement is amended and restated in its entirety to read as follows:

“5.22 Exclusivity. The Company, AOI and EDOC agreed to refrain from soliciting, accepting or encouraging any other financing proposal similar to the transactions contemplated hereunder until at least March 31, 2024.”

1.16 A new Section 5.24 titled “Penny Warrant” is added immediately following Section 5.23 of the Agreement, to read in its entirety as follows:

“5.24 Penny Warrant. The Company agrees that in the event that (w) the Company fails to achieve the transfer of all of Energreen’s equity interests in CQ Oilseeds to AOI such that CQ Oilseeds becomes a wholly-owned subsidiary of AOI on or prior to the Substantial Completion Date, (x) the Company fails to achieve the transfer of the Australian Crushing Plant Lease from Energreen to CQ Oilseeds on or prior to the Substantial Completion Date, (y) CQ Oilseeds fails to grant to the Purchaser a first priority security interest in all of its assets, free and clear of all other liens and encumbrances other than the first priority security interests of the Purchaser pursuant to the Australian CQ Oilseeds General Security Deed and the Australian Leasehold Mortgage on or prior to the Substantial Completion Date, on or prior to the Substantial Completion Date, and/or (z) any of CQ Oilseeds, Energreen, the Company or AOI fails to comply with, or breaches any of the covenants in any Transaction Document, then (i) the Company shall issue to the Purchaser a warrant to purchase ten million (10,000,000) Ordinary Shares at an exercise price of $0.01 per Ordinary Share (as the same may be amended, amended and restated or otherwise modified from time to time, a “Penny Warrant”) and (ii) the Company shall enter into a Registration Rights Agreement with the Purchaser providing registration rights with respect to the Underlying Shares issuable under the Penny Warrant with terms substantially similar to the terms provided in the First Registration Rights Agreement. The Penny Warrant shall, among other things, (i) provide for the purchase by the Purchaser of ten million (10,000,000) Ordinary Shares (the “Penny Warrant Shares”), subject to adjustment upon the occurrence of certain events as set forth in such Penny Warrant; (ii) be exercisable at a price of $0.01 per Ordinary Share; and (iii) be substantially in the form of Exhibit C attached hereto. The Company and AOI agree that, from time to time, upon written notice from the Purchaser, the Company and/or AOI shall provide and cause their Subsidiaries to provide the Purchaser with any information and documentation related to the progress of the construction of the CQ Oilseeds Facility as the Purchaser may request in its discretion.”

1.17 Section 6.1(a) of the Agreement is amended and restated in its entirety to read as follows:

“6.1 Termination.

(a) This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of: (i) the mutual written agreement of each of the Parties hereto to terminate this Agreement; (ii) such date and time as the Business Combination Agreement is terminated in accordance with Section 11.1 thereof; and (iii) written notice by the Company to the Purchaser or by the Purchaser to the Company if the first Closing has not been consummated on or prior to March 31, 2024.”

2. General Provisions.

2.1 Effectiveness; No Other Amendments; Entire Agreement. Upon the effectiveness of this Amendment, on and after the Effective Date, each reference in the Agreement to “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with such Agreement shall mean and be a reference to such Agreement, as amended by this Amendment. No term or provision of the Agreement shall be affected by this Amendment unless specifically set forth herein and any term or provision of the Agreement not affected by this Amendment shall remain in full force and effect following the Effective Date. The Agreement, the exhibits and schedules thereto and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

2.2 Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.3 Governing Law. This Amendment and any controversy arising out or relating to this Amendment shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

2.4 Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.5 Further Assurances. The Parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chairman and Chief Executive Officer

Executed in accordance with

section 127 of the Corporations

Act 2001 by Australian Oilseeds

Investments Pty Ltd:

/s/ Bob (Wei) Wu	/s/ Gary Seaton
Director	Director/Secretary
Bob (Wei) Wu	Gary Seaton
Print Name	Print Name

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

ARENA INVESTORS, LP

By:	/s/ Lawrence Cutler
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

Exhibit A-1

Form of First Closing Debenture

See Attached

Exhibit A-2

Form of Second and Third Closing Debentures

See Attached

Exhibit C

Form of Penny Warrant

See Attached